Exhibit 99.1

Summarized Tenant Financial Data

Micros Systems, Inc. ("Micros") currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Micros is taken from its previously filed public reports. For more detailed financial information regarding Micros, please refer to their financial statements, which are publicly available with the SEC at http://www.sec.gov.

	For the Fiscal Year Ended
	6/30/2006	6/30/2005	6/30/2004
	(in thousands)
Consolidated Statements of Operations

Operating Revenues	$ 678,953	$ 597,264	$ 487,443
Operating Income	91,277	78,875	56,834
Net Income	63,528	53,660	33,279

	As of the Fiscal Year Ended
	6/30/2006	6/30/2005	6/30/2004
	(in thousands)
Consolidated Balance Sheets

Total Assets	$ 647,857	$ 547,228	$ 419,587
Long-term Debt and Capital Leases	513	413	305
Stockholders' Equity	417,116	345,171	262,973